EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.033-53369) and Form S-8 (Nos. 333-198038, 333-181199, 333-174194, 333-159063, 333-124489, 333-59634, 333-50901, 333-42545, 333-14419 and 033-53353) of Rogers Corporation of our report dated April 6, 2015, relating to the consolidated financial statements of Arlon, LLC, which appears in this Form 8-K of Rogers Corporation.

/s/ BDO USA, LLP

New York, New York

April 7, 2015